Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT: Cheryl D. Hodges (859) 392-3331

OMNICARE REPORTS SECOND QUARTER 2006 RESULTS

- Announces Major Initiative Based on “Hub & Spoke”
to Increase Efficiency and Enhance Customer Growth -
- Revises Earnings Guidance -

COVINGTON, Ky., July 27, 2006 – Omnicare, Inc. (NYSE:OCR), the nation’s leading provider of pharmaceutical care for the elderly, today reported financial results for its second quarter ended June 30, 2006.

Financial results for the quarter ended June 30, 2006, as compared with the same prior-year period, including restructuring and related charges, other special items and the accounting change, which are described below, were as follows:

•	Earnings per diluted share were 25 cents versus 59 cents

•	Net income was $30.4 million as compared with $61.7 million

•	Sales reached $1,641.1 million as compared with $1,123.4 million

Results for both the second quarter of 2006 and 2005 include special items (which are described later herein) of $64.2 million pretax and $1.1 million pretax, respectively. In addition, the diluted earnings per share for both periods reflect the Company’s fourth quarter 2004 adoption of Emerging Issues Task Force Issue No. 04-8 (EITF No. 04-8) related to the calculation of diluted earnings per share for contingently convertible securities. Adjusting for these special items and the accounting change, results for the quarter ended June 30, 2006 and 2005, respectively, were as follows:

•	Adjusted earnings per diluted share were 67 cents versus 60 cents

•	Adjusted net income was $82.1 million as compared with $62.5 million

•	Adjusted sales reached $1,651.5 million as compared with $1,123.4 million

The results for the second quarter of 2006 (including the adjusted results) were impacted by the unilateral reduction by UnitedHealth Group (“United”) in the reimbursement rates paid by United to Omnicare under its pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The impact of United’s action was to reduce sales and operating profit in the quarter by approximately $18.3 million and adjusted diluted earnings per share by approximately 9 cents. This matter is currently the subject of litigation initiated by Omnicare in federal court.

Also included in the results for the second quarter of 2006 (including the adjusted results) are expenses totaling approximately $7.5 million pretax, or 4 cents per diluted share, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the new Medicare Part D drug benefit, as well as $2.2 million pretax, or approximately 1 cent per diluted share, in expense related to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), effective January 1, 2006.

Commenting on the results, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “The Medicare Part D drug benefit, which took effect on January 1, 2006, was perhaps the most sweeping change in Medicare since its inception and the most significant change in payor source and reimbursement system in the history of the long-term care industry. We undertook a high level of preparedness as an organization during 2005 and have been pleased with the underlying performance of our business model throughout a year marked by major challenges arising from the shift to a new program of this magnitude. Some of these challenges have been administrative in nature, resulting in temporary increases in costs, but structural issues have also arisen, including the dispute with UnitedHealth Group. Absent these issues, our diluted earnings per share, excluding special items, would have been in line with expectations. However, given the ongoing dispute with United and the pending litigation, as well as the level of temporary labor and administrative expenses required to deal with the Medicare Part D transition, albeit lower than last quarter, we now expect our full-year 2006 diluted earnings per share, excluding special items, to be in the range of $2.90 to $3.05.

Financial Position

Cash flow from operations for the quarter ended June 30, 2006 was $45.3 million versus $16.8 million in the comparable prior-year quarter. Cash flow in the prior-year quarter was unfavorably impacted by approximately $21 million owing to a broad based slowdown in receipts from the Illinois Department of Public Aid (Illinois Medicaid).

At June 30, 2006, the Company had $339.0 million in cash on its balance sheet and total debt to total capital was 50.0%, down approximately 130 basis points from December 31, 2005.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the second quarter 2006, including the special items discussed below, were $136.9 million versus $132.7 million in the second quarter of 2005. Excluding the special items, adjusted EBITDA in the second quarter of 2006 was $201.1 million as compared with $133.9 million in the 2005 second quarter.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP) to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com. It should also be noted that the results of the NeighborCare, excelleRx and RxCrossroads acquisitions are included from the dates such acquisitions closed (July 28, 2005, August 12, 2005 and August 15, 2005, respectively). All three acquisitions are included in the Pharmacy Services Business segment.

Pharmacy Services Business

Omnicare’s pharmacy services business generated adjusted revenues of $1,609.0 million for the second quarter of 2006, approximately 50% higher than the $1,073.2 million reported in the comparable prior-year quarter. Adjusted operating profit in this business also grew approximately 50% to $191.6 million in the 2006 second quarter as compared with the $127.8 million earned in the same 2005 quarter. At June 30, 2006, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,419,000 beds versus approximately 1,096,000 at June 30, 2005, higher by approximately 29%, but lower by approximately 1% sequentially due primarily to a reconciliation of bed count as part of the NeighborCare consolidation.

“The strong year-over-year growth in our pharmacy services business is largely attributable to the acquisitions of NeighborCare, excelleRx and RxCrossroads, all of which were completed in the third quarter of 2005. Sales growth also benefited from the ongoing execution of our acquisition strategy, the contribution of clinical and other services, a favorable payor mix shift and drug price inflation, partially offset by the aforementioned reduction in reimbursement rates under the UnitedHealth Part D contract (which is the subject of an ongoing dispute and litigation), along with increasing use of generic drugs, competitive pricing and prior-year Medicaid reimbursement reductions,” said Gemunder.

“Excluding the impact of the United reimbursement reduction, our margins would have improved substantially on a sequential as well as year-over-year basis owing in part to the progress we have been making in the integration of the NeighborCare acquisition. We are nearing completion of this integration and our plans to achieve cost savings from the leveraging of drug purchases as well as consolidation of operations remain on track. While margin expansion was affected somewhat during the quarter by the continuation of the aforementioned temporary labor, administrative and operating costs associated with the Medicare Part D transition, those expenses in the second quarter of 2006 were lower than in the first quarter. We expect to continue to bring these temporary expenses down somewhat as we move through the second half of the year.”

Continuing, he added, “Looking ahead, we believe that the “Omnicare Full Potential” Plan, a major initiative (announced separately this morning), will fundamentally re-engineer our pharmacy operating infrastructure, increase efficiency and enhance customer growth. We believe this 30-month program, which is comprised of the implementation of new best practices, a hub-and-spoke operating model and enhanced customer focus, will have a salutary impact on both revenue growth and profitability. In fact, upon completion of the program, we expect annualized pretax savings of approximately $100 million to $120 million.”

CRO Business

The Company’s CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, generated revenues of $42.5 million on a GAAP basis for the second quarter of 2006 as compared with the $50.2 million in revenues generated in the same prior-year quarter. Included in the 2006 and 2005 periods were reimbursable out-of-pocket expenses totaling $6.1 million and $8.5 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $36.4 million for the 2006 second quarter as compared with $41.7 million for the same prior-year period. Adjusted operating profit for the 2006 second quarter totaled $2.3 million versus $3.7 million in the same prior-year period. Backlog at June 30, 2006 was $287.5 million.

“While revenue growth in the quarter continued to be impacted by delays in the commencement of certain projects, we were pleased to see solid new business activity again leading to a higher backlog both sequentially and on a year-over-year basis,” said Gemunder. “We are encouraged by the pace of proposal activity, a recent reorientation of the business model and the ongoing control over fixed and variable expenses.”

Six Month Results

Financial results for the six months ended June 30, 2006, as compared with the same prior-year period, including restructuring and related charges, other special items and the accounting change, which are described below, were as follows:

•	Earnings per diluted share were $0.68 versus $1.13

•	Net income was $83.6 million as compared with $119.7 million

•	Sales reached $3,299.7 million as compared with $2,219.5 million

Results for both the first half of 2006 and 2005 include special items (which are described later herein) of $112.2 million pretax and $2.4 million pretax, respectively. In addition, the diluted earnings per share for both periods reflect the Company’s fourth quarter 2004 adoption of Emerging Issues Task Force Issue No. 04-8 (EITF No. 04-8) related to the calculation of diluted earnings per share for contingently convertible securities. Adjusting for these special items and the accounting change, results for the first half of 2006 and 2005, respectively, were as follows:

•	Adjusted earnings per diluted share were $1.37 versus $1.16

•	Adjusted net income was $168.1 million as compared with $121.2 million

•	Adjusted sales reached $3,310.1 million as compared with $2,219.5 million

The results for the first half of 2006 (including the adjusted results) include the aforementioned impact of the reduced reimbursement from United of approximately $18.3 million pretax, or approximately 9 cents per diluted share, and temporary labor, administrative and operating costs related to the Medicare Part D transition of approximately $17.3 million, or approximately 9 cents per diluted share. Also included in the 2006 first-half results is $5.1 million pretax, or approximately 3 cents per diluted share, in expense related to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), effective January 1, 2006.

EBITDA for the first six months of 2006, including special items, was $295.2 million versus $258.6 million in the comparable prior-year period. Excluding the special items, adjusted EBITDA in the first half of 2006 was $407.3 million as compared with $260.9 million in the first half of 2005.

For the 2006 year-to-date period, cash flow from operations was $128.1 million versus the $81.8 million in the first half of 2005.

Special Items

As noted above, the results for the second quarter of 2006 include certain special items totaling $64.2 million pretax ($51.7 million aftertax, or approximately 42 cents per diluted share). Included in this amount is a charge of $3.5 million pretax for restructuring and other related costs associated primarily with the NeighborCare consolidation plan and other productivity initiatives as well as an $8.4 million pretax charge relating to the implementation of the “Omnicare Full Potential” Plan, a major initiative designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth.

The second quarter 2006 results also include special litigation charges of $19.3 million pretax relating to an increase in the previously announced settlement reserve relating to the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company, $31.5 million pretax ($10.3 million and $21.2 million recorded in the net sales and litigation charges lines of the income statement, respectively) for the establishment of a reserve relating to an inquiry being conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program and $1.5 million pretax for other litigation-related professional expenses.

The second quarter of 2005 includes a special charge of $1.1 million pretax ($0.7 million after tax, or 1 cent per diluted share) for acquisition-related expenses pertaining to a proposed transaction that was not consummated.

The first half of 2006 includes special items totaling $112.2 million pretax ($84.5 million after tax, or approximately 69 cents per diluted share), including the above-mentioned second quarter charges, as well as the $34.1 million pretax charge taken in the first quarter 2006 to establish a reserve for the aforementioned settlement of the governmental inquiries regarding certain generic drug substitutions, $7.7 million pretax for restructuring and other related costs associated primarily with the NeighborCare consolidation plan and other productivity initiatives and $6.1 million pretax associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

The first half of 2005 included special charges totaling approximately $2.4 million pretax relating to the aforementioned acquisition-related expenses as well as fees and expenses related to the Company’s exchange offer for its old 4.00% junior subordinated convertible debentures due 2033 underlying the Trust Preferred Income Equity Redeemable Securities (Trust PIERS) completed in March 2005.

Omnicare Outlook

“Clearly, the focus of the first six months of this year has been squarely on the implementation of Medicare Part D. Since January 1, 2006, approximately 40% of Omnicare’s revenue has shifted to the Part D program,” said Gemunder.

Under the new Medicare Part D benefit, Prescription Drug Plans, or PDPs, sponsored by commercial insurers or other risk-bearing entities approved by the Centers for Medicare and Medicaid Services (CMS), are providing a drug benefit to Medicare-eligible beneficiaries, including those dually eligible under Medicaid, which includes many residents of the skilled nursing facilities served by Omnicare.

“The administration of the Medicare Part D benefit is not yet perfect; the system is still evolving and many issues remain even as new issues arise. That said, we believe that all parties involved - from CMS to the PDPs, to skilled nursing facilities, to long-term care pharmacies - share a common goal of creating a smoother operating system. We remain confident that this will, over time, be achieved and that, long term, the move to Medicare Part D presents Omnicare with an opportunity to add value for all our constituencies including, most importantly, the residents we serve.

“Looking ahead, we believe that the constant demand in healthcare for cost containment and efficiency, the nuances of Medicare Part D, and the completion of the NeighborCare integration create the opportune time for us to launch full-scale into the “Omnicare Full Potential” Plan. We believe this program will make us more efficient, will focus our resources, both human and capital, on redesigned processes best suited to our future needs and will enhance our opportunities for net customer growth in our institutional pharmacy business,” he added.

“Moreover, the fundamentals supporting growth in the institutional pharmacy industry remain unchanged. Demographics aside, it is widely recognized that pharmaceuticals represent the most cost-effective means of treating the chronic illnesses of the elderly, as substantiated by the introduction of a major new drug benefit under Medicare. We, therefore, continue to see numerous opportunities to leverage our assets and skill sets to grow our institutional pharmacy business,” said Gemunder. “Then, too, we remain enthusiastic about the expanded growth platform provided by excelleRx and

RxCrossroads.”

“So, the year 2006 can best be characterized as one of transition as we move through the implementation of Medicare Part D, arguably the most significant change in reimbursement systems in the history of the long-term care pharmacy industry. While it has presented us with a number of issues to overcome, we believe that they are part and parcel of a change of this magnitude and that these issues ultimately will be resolved,” said Gemunder. “Even as we have been forced to deal with these major issues, we have not been deterred in carrying on with other important initiatives, including the integration of NeighborCare, as well as RxCrossroads and excelleRx and the launch of the “Omnicare Full Potential” Plan, all which will help drive our future earnings growth.”

Webcast Today

The Company will hold a conference call to discuss second quarter results and the “Omnicare Full Potential” Plan today, Thursday, July 27, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare’s Web site at www.omnicare.com by clicking on “Investors” and then on “Conference Calls,” and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1,419,000 beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company’s Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended				Six months ended
	June 30,				June 30,

	2006		2005		2006		2005

Net sales	$1,641,110	(a)(b)	$1,123,397	(a)	$3,299,708	(a)(d)	$2,219,543	(a)
Cost of sales	1,240,819	(a)	848,551	(a)	2,482,902	(a)	1,675,375	(a)

Gross profit	400,291		274,846		816,806		544,168
Selling, general and administrative expenses	239,751	(c)	156,995	(b)	487,093	(c)(d)	314,754	(d)
Restructuring and other related charges	11,889	(b)	—		19,602	(d)	—
Litigation charges	41,982	(b)	—		76,082	(d)	—

Operating income	106,669	(b)(c)(e)	117,851	(b)	234,029	(c)(d)(e)	229,414	(d)
Investment income	3,049		1,091		4,848		2,244
Interest expense	(43,069)		(20,439)		(85,481)		(40,358)

Income before income taxes	66,649		98,503		153,396		191,300
Income tax provision	36,273		36,771		69,789		71,573

Net income	$30,376	(b)(c)(e)	$61,732	(b)	$83,607	(c)(d)(e)	$119,727	(d)

Earnings per share (“EPS”):(f)
Basic	$0.26		$0.60		$0.71		$1.17

Diluted	$0.25	(b)(c)(e)	$0.59	(b)	$0.68	(c)(d)(e)	$1.13	(d)(g)

Weighted average number of common shares outstanding:
Basic	118,544		102,381		118,229		102,069

Diluted	123,016		104,742		123,303		107,332

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (h)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

	Pharmacy Services		CRO Services		Corporate and Consolidating		Consolidated Totals

Three months ended June 30, 2006:

Adjusted sales	$1,608,954		$36,387	(i)	$—		$1,645,341	(i)

Adjusted operating income (expense)	$191,619	(j)	$2,305	(j)	$(23,034	) (j)	$170,890	(j)
Depreciation and amortization	28,970		493		776		30,239

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (k)	$220,589	(j)	$2,798	(j)	$(22,258	) (j)	$201,129	(j)

Three months ended June 30, 2005:

Adjusted sales	$1,073,203		$41,738	(i)	$—		$1,114,941	(i)

Adjusted operating income (expense)	$127,816	(j)	$3,710		$(12,528)		$118,998	(j)
Depreciation and amortization	13,763		437		673		14,873

Adjusted EBITDA (k)	$141,579	(j)	$4,147		$(11,855)		$133,871	(j)

Six months ended June 30, 2006:

Adjusted sales	$3,225,506		$72,279	(i)	$—		$3,297,785	(i)

Adjusted operating income (expense)	$387,673	(j)	$3,766	(j)	$(45,244	) (j)	$346,195	(j)
Depreciation and amortization	58,642		980		1,515		61,137

Adjusted EBITDA (k)	$446,315	(j)	$4,746	(j)	$(43,729	) (j)	$407,332	(j)

Six months ended June 30, 2005:

Adjusted sales	$2,123,302		$80,512	(i)	$—		$2,203,814	(i)

Adjusted operating income (expense)	$252,719	(j)	$6,269		$(27,190	) (j)	$231,798	(j)
Depreciation and amortization	26,833		984		1,325		29,142

Adjusted EBITDA (k)	$279,552	(j)	$7,253		$(25,865	) (j)	$260,940	(j)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	June 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$327,263	$215,421
Restricted cash	11,767	2,674
Deposits with drug wholesalers	45,367	83,036
Accounts receivable, net	1,420,079	1,260,634
Unbilled receivables	19,448	17,195
Inventories	483,987	473,942
Deferred income tax benefits	118,046	107,967
Other current assets	201,493	200,026

Total current assets	2,627,450	2,360,895

Properties and equipment, net	223,602	231,734
Goodwill	4,233,607	4,029,482
Identifiable intangible assets, net	337,412	339,474
Other noncurrent assets	193,097	195,820

Total noncurrent assets	4,987,718	4,796,510

Total assets	$7,615,168	$7,157,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$385,544	$397,471
Accrued employee compensation	39,178	56,063
Deferred revenue	25,068	24,857
Current debt (l)	8,126	355,943
Other current liabilities and income taxes payable	294,189	166,170

Total current liabilities	752,105	1,000,504

Long-term debt	756,270	752,901
8.125% senior subordinated notes, due 2011	8,225	8,775
6.125% senior subordinated notes, net, due 2013	221,988	230,216
6.75% senior subordinated notes, due 2013	225,000	225,000
6.875% senior subordinated notes, due 2015	525,000	525,000
4.00% junior subordinated convertible debentures, due 2033 (l)	345,000	—
3.25% convertible senior debentures, due 2035	977,500	977,500
Deferred income tax liabilities	419,777	249,034
Other noncurrent liabilities	287,383	246,429

Total noncurrent liabilities	3,766,143	3,214,855

Total liabilities	4,518,248	4,215,359

Stockholders’ equity (m)	3,096,920	2,942,046

Total liabilities and stockholders’ equity	$7,615,168	$7,157,405

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended June 30, 2006	Six months ended June 30, 2006

Cash flows from operating activities:
Net income	$30,376	$83,607
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	14,071	28,453
Amortization	16,168	32,684
Provision for doubtful accounts	18,066	35,160
Deferred tax provision	8,956	17,419
Changes in assets and liabilities, net of effects from acquisition of businesses	(42,357)	(69,266)

Net cash flows from operating activities	45,280	128,057

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(27,875)	(51,076)
Capital expenditures	(8,456)	(14,565)
Other	568	(9,221)

Net cash flows from investing activities	(35,763)	(74,862)

Cash flows from financing activities:
Proceeds from line of credit facilities, term A loan and long-term borrowings and obligations	—	133,063
Payments on line of credit facilities, term A loan and long-term borrowings and obligations	(873)	(134,457)
Fees paid for financing arrangements	(1,160)	(3,212)
Changes in cash overdraft balance	1,864	10,287
Proceeds from stock offering, net of issuance costs	—	49,239
Proceeds from / (payments) for stock awards and exercise of stock options and warrants, net of stock tendered in payment	2,735	(3,295)
Excess tax benefits from stock-based compensation	1,451	11,472
Dividends paid	(2,736)	(5,461)

Net cash flows from financing activities	1,281	57,636

Effect of exchange rate changes on cash	965	1,011

Net increase in cash and cash equivalents	11,763	111,842
Cash and cash equivalents at beginning of period	315,500	215,421

Cash and cash equivalents at end of period	$327,263	$327,263

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions,
Non-GAAP Basis (h)
(000s, except per share amounts)
Unaudited

	Three months ended June 30,		Six months ended June 30,

	2006	2005	2006	2005

Adjusted sales:
Net sales (a)	$1,641,110	$1,123,397	$3,299,708	$2,219,543
Special items (j)	10,350	—	10,350	—

Adjusted sales, including EITF No. 01-14 (a)(j)	1,651,460	1,123,397	3,310,058	2,219,543
Reimbursable out-of-pockets (a)	(6,119)	(8,456)	(12,273)	(15,729)

Adjusted sales, excluding EITF No. 01-14 (i)(j)	$1,645,341	$1,114,941	$3,297,785	$2,203,814

Adjusted operating income (earnings before interest and income taxes, “EBIT”):
EBIT	$106,669	$117,851	$234,029	$229,414
Special items (j)	64,221	1,147	112,166	2,384

Adjusted EBIT (j)	$170,890	$118,998	$346,195	$231,798

Adjusted income before income taxes:
Income before income taxes	$66,649	$98,503	$153,396	$191,300
Special items (j)	64,221	1,147	112,166	2,384

Adjusted income before income taxes (j)	$130,870	$99,650	$265,562	$193,684

Adjusted net income:
Net income	$30,376	$61,732	$83,607	$119,727
Special items, net of taxes (j)	51,679	719	84,516	1,492

Adjusted net income (j)	$82,055	$62,451	$168,123	$121,219

Adjusted earnings per share (“EPS”):(f)
Basic EPS	$0.26	$0.60	$0.71	$1.17
Special items, net of taxes (j)	0.44	0.01	0.71	0.01
Adjusted basic EPS (j)	$0.69	$0.61	$1.42	$1.19

Diluted EPS	$0.25	$0.59	$0.68	$1.13	(g)
Special items, net of taxes (j)	0.42	0.01	0.69	0.01
Adjusted diluted EPS (j)	$0.67	$0.60	$1.36	$1.15	(g)

Diluted EPS, excluding “if-converted” impact of 4.00% junior subordinated convertible debentures, due 2033 (“4.00% debentures”)	$0.25	$0.59	$0.68	$1.15	(g)

Adjusted diluted EPS, excluding 4.00% debentures (j)	$0.67	$0.60	$1.37	$1.16	(g)

Weighted average number of shares outstanding:
Diluted	123,016	104,742	123,303	107,332	(g)
Subtract: “If-converted” impact of 4.00% debentures	(275)	(275)	(275)	(3,256	) (g)

Adjusted diluted, excluding 4.00% debentures	122,741	104,467	123,028	104,076

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”): (k)
EBIT	$106,669	$117,851	$234,029	$229,414
Depreciation and amortization	30,239	14,873	61,137	29,142

EBITDA (k)	136,908	132,724	295,166	258,556
Special items (j)	64,221	1,147	112,166	2,384

Adjusted EBITDA (j)(k)	$201,129	$133,871	$407,332	$260,940

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three months ended June 30,		Six months ended June 30,

	2006	2005	2006	2005

Net cash flows from operating activities:
EBITDA (k)	$136,908	$132,724	$295,166	$258,556
Subtract:
Interest expense, net of investment income	(40,020)	(19,348)	(80,633)	(38,114)
Income tax provision	(36,273)	(36,771)	(69,789)	(71,573)
Changes in assets and liabilities, net of effects from acquisition of businesses	(42,357)	(84,097)	(69,266)	(117,784)
Add:
Provision for doubtful accounts	18,066	12,341	35,160	24,750
Deferred tax provision	8,956	11,938	17,419	26,006

Net cash flows from operating activities	$45,280	$16,787	$128,057	$81,841

Free cash flow: (n)
Net cash flows from operating activities	$45,280	$16,787	$128,057	$81,841
Capital expenditures	(8,456)	(4,805)	(14,565)	(7,938)
Dividends	(2,736)	(2,379)	(5,461)	(4,737)

Free cash flow (n)	$34,088	$9,603	$108,031	$69,166

Segment Reconciliations - Pharmacy Services:
Adjusted Sales - Pharmacy Services:
Net sales	$1,598,604	$1,073,203	$3,215,156	$2,123,302
Special items (j)	10,350	—	10,350	—

Adjusted sales - Pharmacy Services (j)	$1,608,954	$1,073,203	$3,225,506	$2,123,302

Adjusted EBIT - Pharmacy Services:
EBIT	$129,725	$126,669	$280,231	$251,572
Special items (j)	61,894	1,147	107,442	1,147

Adjusted EBIT - Pharmacy Services (j)	$191,619	$127,816	$387,673	$252,719

Adjusted EBITDA - Pharmacy Services: (k)
EBITDA (k)	$158,695	$140,432	$338,873	$278,405
Special items (j)	61,894	1,147	107,442	1,147

Adjusted EBITDA - Pharmacy Services (j)(k)	$220,589	$141,579	$446,315	$279,552

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three months ended June 30,		Six months ended June 30,

	2006	2005	2006	2005

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(24,357)	$(12,528)	$(48,666)	$(28,427)
Special items (j)	1,323	—	3,422	1,237

Adjusted EBIT - Corporate and Consolidating (j)	$(23,034)	$(12,528)	$(45,244)	$(27,190)

Adjusted EBITDA - Corporate and Consolidating: (k)
EBITDA (k)	$(23,581)	$(11,855)	$(47,151)	$(27,102)
Special items (j)	1,323	—	3,422	1,237

Adjusted EBITDA - Corporate and Consolidating (j)(k)	$(22,258)	$(11,855)	$(43,729)	$(25,865)

Segment Reconciliations - CRO Services:
Adjusted Sales - CRO Services:
Net sales (a)	$42,506	$50,194	$84,552	$96,241
Reimbursable out-of-pockets (a)	(6,119)	(8,456)	(12,273)	(15,729)

Adjusted sales (i)	$36,387	$41,738	$72,279	$80,512

Adjusted EBIT - CRO Services:
EBIT	$1,301	$3,710	$2,464	$6,269
Special items (j)	1,004	—	1,302	—

Adjusted EBIT - CRO Services (j)	$2,305	$3,710	$3,766	$6,269

Adjusted EBITDA - CRO Services: (k)
EBITDA (k)	$1,794	$4,147	$3,444	$7,253
Special items (j)	1,004	—	1,302	—

Adjusted EBITDA - CRO Services (j)(k)	$2,798	$4,147	$4,746	$7,253

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).

Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)	The three months ended June 30, 2006 and 2005 include the following special charges:

(i)

For the three months ended June 30, 2006, operating income includes restructuring and other related charges of $11,889 before taxes ($7,454 after taxes, or $0.06 per diluted share). Approximately $3,476 of the pretax charge ($2,180 after taxes, or $0.02 per diluted share) relates to the Company’s previously disclosed consolidation and productivity initiatives related, in part, to the integration of the NeighborCare, Inc. (“NeighborCare”) acquisition and other related activities (the “2005 Program”). The remaining $8,413 of the pretax charge ($5,274 after taxes, or $0.04 per diluted share) relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth.

(ii)

The three months ended June 30, 2006 also includes special litigation charges of $52,332 before taxes ($44,225 after taxes, or $0.36 per diluted share) consisting of approximately $19,310 before taxes ($18,597 after taxes, or $0.15 per diluted share) relating to an increase in the previously announced settlement reserve relating to the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company, $31,505 before taxes ($10,350 and $21,155 was recorded in the net sales and litigation charges lines of the income statement, respectively) ($24,677 after taxes, or $0.20 per diluted share) for the establishment of a reserve relating to an inquiry being conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program, and $1,517 pretax ($951 after taxes, or $0.01 per diluted share) for other litigation-related professional expenses.

(iii)

For the three months ended June 30, 2005, operating income includes a special charge of $1,147 before taxes ($719 after taxes, or $0.01 per diluted share), for acquisition-related expenses pertaining to a proposed transaction that was not consummated.

(c)	Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Operating

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

income for the three and six months ended June 30, 2006 includes additional equity-based compensation expense for stock options and stock awards of approximately $2.2 million and $5.1 million before taxes (approximately $1.4 million and $3.2 million after taxes, or approximately $0.01 and $0.03 per diluted share), respectively, related to the adoption of SFAS 123R.

(d)	The six months ended June 30, 2006 and 2005 include the following special charges:

(i)

For the six months ended June 30, 2006, operating income includes restructuring and other related charges of $19,602 before taxes ($12,383 after taxes, or $0.10 per diluted share), consisting of $11,189 before taxes ($7,109 after taxes, or $0.06 per diluted share) in connection with the 2005 Program and $8,413 before taxes ($5,274 after taxes, or $0.04 per diluted share) in connection with the implementation of the “Omnicare Full Potential” Plan. Operating income also includes a $6,132 pretax ($3,918 after tax, or $0.03 per diluted share) special charge associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

(ii)

The six months ended June 30, 2006 also includes special litigation charges of $86,432 before taxes ($68,215 after taxes, or $0.55 per diluted share) consisting of approximately $53,410 before taxes ($42,587 after taxes, or $0.35 per diluted share) relating to the establishment of a settlement reserve relating to the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company, $31,505 before taxes ($10,350 and $21,155 was recorded in the net sales and litigation charges lines of the income statement, respectively) ($24,677 after taxes, or $0.20 per diluted share) for the establishment of a reserve relating to an inquiry being conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program, and $1,517 before taxes ($951 after taxes, or $0.01 per diluted share) for other litigation-related professional expenses.

(iii)

For the six months ended June 30, 2005, operating income includes a special charge of $1,237 before taxes ($773 after taxes, or $0.01 per diluted share), relating to professional fees and expenses incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (“New Trust PIERS”) exchange offering in the first quarter of 2005. On March 8, 2005, Omnicare exchanged 96.7% of its outstanding 4.00% Trust Preferred Income Equity Redeemable Securities (“Old Trust PIERS”) for an equal amount of the New Trust PIERS. Operating income also includes a special charge of $1,147 before taxes ($719 after taxes, or $0.01 per diluted share), for acquisition-related expenses pertaining to a proposed transaction that was not consummated.

(e)

Operating income for the three and six months ended June 30, 2006 includes estimated expenses of approximately $7.5 million and $17.3 million before taxes (approximately $4.7 million and $11.0 million after taxes, or approximately $0.04 and $0.09 per diluted share), respectively, comprising temporary labor,

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

administrative and operating costs incurred in connection with the implementation of the new Medicare Drug Benefit, which went into effect on January 1, 2006. Operating income was also impacted by the unilateral reduction by UnitedHealth Group (“United”) in the reimbursement rates paid by United to Omnicare under its pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The impact of United’s action was to reduce sales and operating profit in the second quarter by approximately $18.3 million before taxes (approximately $11.5 million after taxes, or approximately $0.09 per diluted share). This matter is currently the subject of litigation initiated by Omnicare in federal court.

(f)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(g)

In December 2004, the EITF of the Financial Accounting Standards Board ratified EITF No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share” (“EITF No. 04-8”), which requires the shares underlying contingently convertible debt instruments to be included in diluted earnings per share computations using the “if-converted” accounting method, regardless of whether the market price threshold has been met. Under that method, the convertible debentures are assumed to be converted to common shares (weighted for the number of days assumed to be outstanding during the period), and interest expense, net of taxes, related to the convertible debentures is added back to net income. Diluted earnings per common share amounts were retroactively restated for all prior periods to give effect to the application of EITF No. 04-8 relating to the Company’s 4.00% junior subordinated convertible debentures (“Old 4.00% Debentures”) issued in the second quarter of 2003. The effect of Omnicare’s fourth quarter 2004 adoption of EITF No. 04-8 was to decrease diluted earnings per share $0.02 for the six months ended June 30, 2005. There was no impact relating to this change on reported diluted earnings per share for the three or six months ended June 30, 2006 or the three months ended June 30, 2005.

(h)

Omnicare believes that investors’ understanding of Omnicare’s performance is enhanced by the Company’s disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company’s performance through focusing on the results generated by the Company’s ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare’s method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(i)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.

(j)

The noted presentation for the three and six months ended June 30, 2006 and 2005 excludes the special charges discussed in footnote (b) and (d) above. Management believes these items are not related to the ongoing operations of Omnicare, as previously discussed at footnote (h).

(k)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors find EBITDA to be a useful tool for measuring a company’s ability to service its debt, which is also the primary purpose for which management uses this financial measure. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(l)

On March 8, 2005, Omnicare completed its offer to exchange up to $345,000 aggregate liquidation amount of the Old Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust I, for an equal amount of the New Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust II, plus an exchange fee of $0.125 per $50 stated liquidation amount of the Old Trust PIERS. After the expiration of the exchange offer, approximately $334 million of the Old 4.00% Debentures was replaced with Series B 4.00% junior subordinated convertible debentures (“New 4.00% Debentures”), with approximately $11 million of the Old 4.00% Debentures still outstanding. Omnicare commenced the exchange offer to remove the effect to diluted earnings per share the Old 4.00% Debentures had after the issuance of EITF No. 04-8, as further discussed in footnote (g) above. At December 31, 2005, the contingent threshold of the Old Trust PIERS and the New Trust PIERS had been attained. Accordingly, the Old 4.00% Debentures and the New 4.00% Debentures were convertible as of December 31, 2005, to cash and Omnicare common stock, and have been classified as current versus long-term debt on the December 31, 2005 consolidated balance sheet. As of June 30, 2006, the aforementioned contingent threshold had not been met and the Old 4.00% Debentures and the New 4.00% Debentures have been classified as long-term debt on the June 30, 2006 consolidated balance sheet.

(m)

During the fourth quarter of 2005, the Company completed its offering of 12,825,000 shares of common stock (not including the underwriters’ option to purchase additional shares), $1 par value, at $59.72 per share. In the first quarter of 2006, the underwriters exercised their option, in part, to purchase an additional 850,000 shares of common stock at $59.72 per share, for gross cash proceeds of approximately $51 million (before underwriting discounts, commissions and expenses).

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(n)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare’s calculation of free cash flow may differ from the calculation of free cash flow by others.